UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	IOSP	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 17, 2020, Hugh G.C. Aldous, a member of the Board of Directors (the “Board”) of Innospec Inc. (the “Company”), informed the Company of his decision not to stand for re-election to the Board when his current term as a director expires at the Company’s 2020 Annual Meeting of Stockholders (“Annual Meeting”). Mr. Aldous is currently a member of the Audit Committee and is Chair of the Nominating and Corporate Governance Committee of the Board. Mr. Aldous will remain on the Board and a member of the Audit Committee and Chair the Nominating and Corporate Governance Committee until the Annual Meeting, which is scheduled to occur on May 6, 2020. This decision was not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: February 20, 2020	By:	/s/ David B. Jones
David B. Jones
Vice President, General Counsel and Chief Compliance Officer